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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                    FORM 8-K

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                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                         Date of Report April 18, 1996
               (Date of earliest event reported):  April 4, 1996



                             HARBINGER CORPORATION
                (Exact name of Company specified in its charter)





                 GEORGIA                            0-26298                           58-1817306
      (State or other jurisdiction of       (Commission File Number)       (IRS Employer Identification No.)
      incorporation or organization)





                      1055 LENOX PARK BOULEVARD, ATLANTA, GEORGIA                       30319
                      (Address of principal executive offices)                        (Zip Code)





                                 (404) 841-4334
               (Company's telephone number, including area code)


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Item 2.  Acquisition or Disposition of Assets.

         Pursuant to an agreement effective March 31, 1996 (the "Purchase Agreement), Harbinger Corporation (the "Company") closed its acquisition of 100% of the outstanding shares of NTEX Holding B.V. , a Dutch corporation based in Rotterdam, The Netherlands from its four shareholders. The Company purchased the stock of NTEX for a purchase price, paid at closing, consisting of (i) $3.3 million in cash paid at closing, (ii) 75,000 unregistered shares of the Company's common stock, and (iii) warrants to purchase up to 12,500 shares of the Company's common stock at $17.25 per share (iv) and the assumption of net liabilities, as defined in the purchase agreement. The purchase price is subject to adjustment within 30 days after closing to reflect the difference between the estimated and actual liabilities of NTEX on the closing date. The Company has agreed to register the Common Stock issued to the selling shareholders not later than September 30, 1996 and has agreed to pay all costs related to the registration except for underwriting discounts and commissions, transfer taxes and the selling shareholder's legal fees. Pursuant to the Purchase Agreement, dated April 4, 1996, $500,000 of the purchase price will be held in escrow for a period of 12 months following the date of closing as a reserve for the selling shareholders' obligations under the purchase agreement. In addition, the Company agreed to issue additional consideration to management selling shareholders based on the fulfillment of employment agreements and the attainment of certain financial goals by NTEX during the remainder of 1996, and for the first quarter of 1997. The additional consideration will be calculated based on the attainment of certain financial objectives, as more specifically described in the purchase agreement and, if earned, will consist of a combination of cash, Company common stock and Company stock options. The management shareholders also received as part of their employment agreements options to acquire 50,000 shares of the Company's common stock at a price of $17.25 per share. Management anticipates that the Company will take a $4.5 to $5.5 million charge in the first quarter of 1996 related to the acquisition of in-process research and development costs. Cash was paid at closing out of the Company's working capital.

         No material relationship exists between Gerard H. Montanus of Atlas Investeringen, F.J. Nederloff, Ir A.G. Nederlof, H.W.I. Bol, and the Company or any of its affiliates, directors or officers or any associate of any such director or officer. A complete description of the transaction is contained in the Purchase Agreement filed as Exhibit 2(a) and hereby incorporated herein by reference.

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Item 7.  Financial Statements and Exhibits.

         a) Financial Statements of Business Acquired: to be filed by amendment as soon as practicable but not later than June 18, 1996.

         b) Pro Forma Financial Information: to be filed by amendment as soon as practicable but not later than June 18, 1996.

         c)  Exhibits:

             2(a) Purchase Agreement dated April 4, 1996.

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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 HARBINGER CORPORATION


                                                 /s/ Joel G. Katz
                                                 -----------------------------
                                                 JOEL G. KATZ
                                                 Vice President

Date:  April 18, 1996